UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 19, 2005

Outlook Group Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Wisconsin	000-18815	39-1278569
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1180 American Drive, Neenah, Wisconsin		54956
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(920) 722-2333

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 19, 2006, at the direction of the Board of Directors, the Outlook Group Corp. Compensation Committee determined and confirmed fiscal 2006 bonuses for the executive officers of Outlook Group Corp. The determinations were as follows:

1. Joseph Baksha. Confirmed a payment of a bonus of $122,750 for fiscal 2006 in accordance with his employment agreement as in effect for fiscal 2006.

2. Jeffry Collier. For fiscal 2006, a bonus of $35,044 was determined, representing 1% of EBIT over a specified level, with appropriate adjustments.

3. Paul Drewek. For fiscal 2006, a year end bonus of $53,500, determined by reference to the achievement of non-quantitative factors, including a discretionary bonus of $10,000 in recognition of his extraordinary time commitments relating to the pending Vista transactions.

In view of the pending Vista merger transaction (which is expected to close soon), the Compensation Committee did not take any action at this time to change fiscal 2007 salaries or methods of bonus determinations.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Outlook Group Corp.

July 25, 2006	By:	Paul M. Drewek

Name: Paul M. Drewek
Title: Chief Financial Officer